UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2022

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices, including zip code)

(612)	304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Shareholders.

On June 8, 2022, Target Corporation (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to vote on: (1) the election of the Company’s Board of Directors; (2) the Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2022; (3) the Company’s proposal to approve, on an advisory basis, the Company’s executive compensation (“Say on Pay”); (4) a shareholder proposal to amend the proxy access bylaw to remove the shareholder group limit, and (5) a shareholder proposal raised from the floor of the Annual Meeting concerning the method of holding shareholder meetings that are not held in person.

At the close of business on April 11, 2022, the record date of the Annual Meeting, the Company had 463,674,178 shares of common stock issued and outstanding. The holders of a total of 400,324,619 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.

The final voting results and the votes used to determine the results for each proposal under the applicable voting approval standard (as indicated by the borders) are set forth below. Voting percentages are rounded to the nearest tenth of a percent and may not foot due to rounding.

1.The shareholders elected twelve nominees as directors for a one-year term:

	For		Against			Broker
Nominee	Shares	%	Shares	%	Abstain	Non-Votes
David P. Abney	341,891,522	99.3	2,428,873	0.7	1,118,905	54,885,319
Douglas M. Baker, Jr.	325,389,305	96.9	10,275,840	3.1	9,774,155	54,885,319
George S. Barrett	338,710,837	98.4	5,520,588	1.6	1,207,875	54,885,319
Gail K. Boudreaux	342,788,027	99.5	1,647,401	0.5	1,003,872	54,885,319
Brian C. Cornell	323,119,435	94.3	19,518,854	5.7	2,801,011	54,885,319
Robert L. Edwards	337,819,362	98.1	6,500,465	1.9	1,119,473	54,885,319
Melanie L. Healey	335,957,896	97.5	8,489,251	2.5	992,153	54,885,319
Donald R. Knauss	341,045,643	99.0	3,301,722	1.0	1,091,935	54,885,319
Christine A. Leahy	338,885,177	98.4	5,497,322	1.6	1,056,801	54,885,319
Monica C. Lozano	336,930,733	97.8	7,476,483	2.2	1,032,084	54,885,319
Derica W. Rice	335,233,767	97.3	9,142,008	2.7	1,063,525	54,885,319
Dmitri L. Stockton	337,063,868	97.9	7,207,996	2.1	1,167,436	54,885,319

2.The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2022:

For:	Shares	367,266,416
	%	91.7
Against:	Shares	32,166,278
	%	8.0
Abstain:	Shares	891,925
	%	0.2

3.The shareholders approved, on an advisory basis, the Company’s executive compensation:

For:	Shares	318,466,944
	%	92.7
Against:	Shares	24,968,081
	%	7.3
Abstain:	Shares	2,004,275
Broker Non-Votes:	Shares	54,885,319

4.The shareholders did not approve a shareholder proposal to amend the proxy access bylaw to remove the shareholder group limit:

For:	Shares	124,251,863
	%	36.0
Against:	Shares	218,589,421
	%	63.3
Abstain:	Shares	2,598,016
	%	0.8
Broker Non-Votes:	Shares	54,885,319

For purposes of determining the level of support needed for a shareholder to be eligible to resubmit a shareholder proposal in a following year under Rule 14a-8 under the Securities Exchange Act of 1934, the Securities and Exchange Commission uses a simple majority standard that compares votes cast “For” to votes cast “Against” an item (which gives abstentions “No Effect”). Under that simple majority standard, Item 4 received support of 36.2%.

5.The shareholders did not approve a shareholder proposal raised from the floor of the Annual Meeting concerning the method of holding shareholder meetings that are not held in person:

For:	Shares	514
	%	0.0
Against:	Shares	332,464,984
	%	100.0
Abstain:	Shares	0
	%	0.0
Broker Non-Votes:	Shares	67,859,121

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 14, 2022	/s/ Don H. Liu
Don H. Liu
Executive Vice President and Chief Legal & Risk Officer